MEMORANDUM OF AGREEMENT

     This is a Memorandum of Agreement ("Memorandum") entered into as of the 31st day of August, 1998, by and between Baywood International, Inc. ("Baywood") and Abacus Capital, L.L.C. ("Abacus").

The parties have previously entered into an Authorization to Proceed and Safekeeping Agreement, whereby Baywood has deposited Ten Thousand Dollars ($10,000) (the "Deposit"), and the parties have agreed to proceed in good faith to negotiate and finalize this Memorandum and the other agreements contemplated herein.

In consideration of the covenants set forth herein, and intending to be legally bound, the parties hereby agree as follows:

1. STOCK PURCHASE AND CONSULTING. Baywood and Abacus are contemporaneously herewith entering into the Stock Purchase Agreement annexed as Exhibit A (the "Stock Agreement"), for the stock of BII Acquisition Company ("Newco"), as set forth in the Stock Agreement, and the Consulting Agreement annexed as Exhibit B (the "Consulting Agreement"), for services as set forth in the Consulting Agreement. The Deposit shall be applied against the purchase price under the Stock Agreement.

2. ACQUISITION OF TARGET. The parties intend that Newco shall acquire a Target, and that up to and as of the date of acquisition thereof (the "Acquisition Date"), Baywood will own 15% of Newco. The parties' intent is that upon the acquisition of the Target, Baywood's interest in Newco will be 15%, taking into account, or making provision for, any interests convertible into equity of Newco.

3. RESPONSIBILITIES OF ABACUS. Upon (i) closing of the purchase and sale under the Stock Agreement and (ii) payment to Abacus of the consideration called for in the Consulting Agreement, Abacus agrees to use its best efforts to identify a Target and negotiate and close an associated acquisition transaction that meet the parameters set forth on Schedule 1 hereto (the "Parameters"). Upon Baywood's acceptance of such Target, Abacus shall use its best efforts to have Newco acquire the Target on such terms as are consistent with those set forth on
Schedule 1 and are commercially reasonable, including the ability to obtain commercially reasonable financing, and as are acceptable to Baywood. The parties recognize that it may not be possible to identify a Target that meets each and every Parameter, but the parties agree to use their best efforts to identify a Target that is mutually acceptable to Baywood and Abacus. The parties also recognize that it may not be possible, despite the parties' best efforts, to identify a mutually acceptable Target or to close the acquisition of a Target and that the transactions contemplated below will not occur. If the transactions contemplated hereby have not occurred within one year of the
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closing under the Stock Agreement,  or if the closing has not occurred under the
Stock Agreement as contemplated therein, either party may terminate this Memorandum of Agreement and all of the parties' rights and obligations hereunder. Abacus shall have the right to terminate this Memorandum of Agreement and the parties' rights and obligations hereunder if Baywood fails to pay the Fee as set forth in the Consulting Agreement.

4. SHAREHOLDER AGREEMENT. The parties intend that Abacus will finance the acquisition of the Target through the participation of an equity or debt investor or investors (the "Investor"), who may receive some percentage of the stock of Newco outstanding as of the Acquisition Date. The parties acknowledge that they may be required to enter into a Shareholder Agreement with the Investor whereby, if required by the Investor, the Investor may have voting control of a sufficient amount of Abacus' Newco stock (the "Escrowed Abacus Stock") to give the Investor majority voting control of Newco as of the Acquisition Date or if certain operating criteria are not met. In addition, pursuant to the terms of the Shareholder Agreement, some or all of the Escrowed Abacus Stock may be transferable to the Investor if Newco does not meet certain performance criteria, with the remainder being retained by Abacus. The parties acknowledge that the Investor may require different or additional terms in the Shareholder Agreement, and the parties shall use their best efforts to reach a form of Shareholder Agreement that is acceptable to all parties. Subject to the foregoing, Abacus agrees to use its best efforts to vote its Newco stock to elect a director of Newco nominated by Baywood, and to obtain the Investor's agreement to do the same.

5. MANAGEMENT OF NEWCO. As part of the acquisition transaction contemplated herein, Abacus may, to the extent necessary, hire management to operate Newco upon completion of such acquisition. In such event, Abacus may provide management with the opportunity to earn up to ten percent (10%) of the stock of Newco (calculated in the same manner as Baywood's 15% is calculated) for meeting performance goals established by Abacus and the Investor. If acceptable to the Investor, Baywood shall have the opportunity to manage Newco and earn the additional stock.

6. EXIT STRATEGY. The parties intend to use their best efforts to improve the operations and/or financial position of Newco so that it may be taken to a public market or acquired by Baywood through share exchanges. Additionally, the parties shall negotiate with the Investor to provide Baywood with an option to acquire additional Newco stock from Abacus and the Investor, based upon the performance of Newco and Baywood. To the extent acceptable to the Investor, Abacus agrees that it will exchange its Newco stock for free trading Baywood stock (the "Baywood Exchange Shares") upon or after the acquisition of the Target. If within thirty (30) days of the date of acquisition of the Target (the "Acquisition Date") Baywood elects to effect such exchange, the valuation of Abacus' Newco stock shall be based on the acquisition price of the Target;
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provided,  however,  that Baywood shall deliver the Baywood  Exchange  Shares to
Abacus within ninety (90) days of its election to exchange. If Baywood does not deliver the Baywood Exchange Shares within such ninety days, the valuation of Abacus' Newco stock shall be based on the acquisition price of the Target, subject to adjustment for increases in earnings or other events that occur after the acquisition of the Target. The number of Baywood Exchange Shares shall be determined as set forth in the Consulting Agreement, using the twenty (20) trading days immediately prior to the Acquisition Date.

7.  AFFILIATES.   Baywood  acknowledges  that  Abacus  will  retain  affiliates, including, without limitation, Gateway Group and McRobert & Associates in connection with the transactions contemplated hereby.

8. COUNTERPARTS. This Memorandum may be signed in one or more counterparts, and by facsimile transmission, and each such counterpart shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date first set forth above.

                                        BAYWOOD INTERNATIONAL, INC.


                                        By  /s/ Neil Reithinger
                                           -------------------------------
                                        Neil Reithinger, President


                                        ABACUS CAPITAL, L.L.C.


                                        By /s/ Jerry L. Smith
                                           -------------------------------
                                        Jerry L. Smith, Manager
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                                   SCHEDULE 1

                              PARAMETERS OF TARGET

Type of Business: Natural products industry

Geographic Areas: Worldwide

Business Performance: EBITDA minimum of $500,000; minimum gross revenues of $2,000,000.

Maximum Acquisition Value: 5 times EBITDA (subject to particular business attributes and industry conditions)

Maximum  Amount  of  Acquisition   Debt:   100%  if   Seller-financed;   70%  if
institutional.

Maximum Terms of Acquisition Debt: Target must be able to repay acquisition debt over maximum of 7 years from current (i.e., pre-acquisition) EBITDA, as adjusted for differences between new and current management compensation.